Exhibit 4.10

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(FACE OF NOTE)

5 1/8 % Senior Notes Due 2014, Series B

CUSIP Number: 248019AG6
ISIN Number: US248019AG63

No. 1 $275,000,000

DELUXE CORPORATION

Deluxe Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION Dollars on October 1, 2014 (the “Stated Maturity”), and to pay interest thereon at a rate of 5 1/8 % per annum from and including October 1, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for under this Note, or the series of securities with substantially similar terms and principal amount, issued on October 1, 2004 (the “Prior Notes”), payable semiannually in U.S. Dollars in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing on April 1, 2005.

The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this note (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on March 15 and September 15, as the case may be immediately preceding such Interest Payment Date (each, a “Record Date”), provided, that, the interest payable at the Stated Maturity or any earlier redemption of the Notes will be payable to the person to whom the principal of the Notes is payable. Any accrued and unpaid interest (including any additional interest payable upon the occurrence of a Registration Default) on the Prior Note upon the issuance of this Note in exchange for the Prior Note shall cease to be payable to the Holder thereof and shall be payable on the next Interest Payment Date for this Note to the Holder hereof on the related Record Date.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or other payment in respect of any such early payment), in each case with the same force and effect as if made on such date. Any interest installment not punctually paid or duly provided for on any Interest Payment Date shall cease to be payable to the registered holder on the relevant Record Date, and will be paid according to the method specified in the Indenture.

The principal and interest on this notes shall be payable at the Corporate Trust Office. The method of such payment shall be by wire transfer for Notes (as defined on the reverse hereof) held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the Security Register.

The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Company. The Notes are subject to redemption prior to the Stated Maturity as described on the reverse hereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this note to be duly executed.

Dated:                     , 2004

DELUXE CORPORATION

By:
Name:	Ronald E. Eilers
Title:	President and Chief Operating Officer

By:
Name:	Raj Agrawal
Title:	Vice President and Treasurer

Trustee’s Certificate of Authentication:

This is one of the Securities of the series designated therein and issued pursuant to the within–mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signature

(REVERSE OF NOTE)

5 1/8 % Senior Notes Due 2014, Series B

This note is one of a duly authorized series of senior notes of the Company (herein called the “Notes” or the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 30, 2003 (collectively with all indenture supplements, as described below, the “Indenture”), between the Company and Wells Fargo Bank, N.A. (formerly, Wells Fargo Bank Minnesota, N.A.), a national banking association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplement thereto (including, without limitation, the Officers’ Certificate and Company Order, dated as of                     , 2004 (the “Officers’ Certificate and Company Order”)) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This note is one of a series designated as the 5 1/8 % Senior Notes due 2014, Series B, limited in aggregate principal amount to $275,000,000; provided, however, that the aggregate principal amount of the Securities may be increased in the future, without the consent of the Holders of the Securities, on the same terms and with the same CUSIP and ISIN numbers as the Securities. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

This Note is not subject to any sinking fund. The Company shall have the right to redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points; plus, in either case, any accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, any interest on the Notes, including the above mentioned accrued and unpaid interest, to the extent it is due and payable on Interest Payment Dates falling on or prior to the redemption date, will be payable on such Interest Payment Date to the registered holders of the Notes as of the close of business on the relevant Record Date for that Interest Payment Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be (i) selected by lot by The Depository Trust Company if the Notes are represented by a global security, or (ii) selected by the Trustee, using a method the Trustee deems to be fair and appropriate, if the Notes are not represented by a global security. For this purpose, the following terms have the following meanings:

•	“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

•	“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

•	“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

•	“Quotation Agent” means J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC or another Reference Treasury Dealer appointed by the Company.

•	“Reference Treasury Dealer” means J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC and their successors and, at the Company’s option, three other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

•	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor or an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, and, in the event of transfer or exchange, a new Security or Securities of this series and of like tenor and for a like aggregate principal amount will be issued to the Holder, in the case of exchange, or the designated transferee or transferees, in the case of transfer.

In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this note or (ii) certain restrictive covenants with respect to this note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of this series may declare the principal of all of the Securities of this series to be immediately due and payable; and upon any such declaration such principal amount of and the accrued interest on all of the Securities of this series shall become immediately due and payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

This Global Security is exchangeable for Securities in certificated form only under certain limited circumstances set forth in the Indenture. The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the body of law controlling conflicts of law, other than the New York General Obligations Law Section 5-1401.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                   agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security: Two Hundred Seventy-Five Million Dollars ($275,000,000).

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Note, or exchanges of a part of another Global Security or Certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian